INDYMAC INDX MORTGAGE LOAN TRUST 2006-AR13




                               Final Term Sheet


                          [IndyMac Bank, F.S.B. LOGO]


                          $393,668,812 (Approximate)




                               IndyMac MBS, Inc.
                                   Depositor


                             IndyMac Bank, F.S.B.
                         Sponsor, Seller and Servicer

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED MAY 30, 2006

                  IndyMac INDX Mortgage Loan Trust 2006-AR13
                                Issuing Entity
       Distributions are payable monthly on the 25th day of each month, beginning June 26, 2006

The issuing entity will issue certificates, including the following classes of certificates:


--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
                        Initial Class                                              Initial Class
                         Certificate         Pass-Through                           Certificate        Pass-Through
       Class              Balance(1)             Rate                Class           Balance(1)            Rate
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
Class A-1                $149,939,000     Variable((3))       Class A-4X             $52,323,301(2)  Variable((3))
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
Class A-2                 $94,100,000     Floating((3))       Class A-R                    $100      Variable((3))
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
Class A-2X                $94,100,000(2)  Variable((3))       Class B-1              $9,210,967      Variable((3))
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
Class A-3                 $78,484,000     Variable((3))       Class B-2              $5,806,914      Variable((3))
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------
Class A-4                 $52,323,301     Floating((3))       Class B-3              $3,804,530      Variable((3))
--------------------- ------------------- ------------------- ------------------ ------------------- ------------------


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(1)   This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.
(2) The Class A-2X and Class A-4X Certificates are interest only, notional amount certificates. The initial notional amounts for the Class A-2X and Class A-4X Certificates are set forth in the table above but are not included in the aggregate class certificate balance of the certificates offered.
(3) The pass-through rates are calculated as described in this free writing prospectus under "Summary."

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                                    Summary


Issuing Entity

IndyMac INDX Mortgage Loan Trust 2006-AR13, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705,
Attention: Trust Administration IN06AD, and its telephone number is (714) 247-6000. The trustee is an affiliate of Deutsche Bank Securities Inc.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of the cut-off date among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of May 1, 2006 and the origination date of that mortgage loan.

Closing Date

On or about May 30, 2006.

The Mortgage Loans:

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens or one- to four-family residential properties. The mortgage rate on each mortgage loan is adjustable based on a specified index after a ten-year period during which the mortgage rate is fixed. As of the cut-off date, the mortgage pool had an aggregate stated principal balance of approximately $400,476,817.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

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                                     S-4
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As of the cut-off date, the mortgage loans had the following characteristics:

Aggregate Current Principal Balance        $400,476,817

Geographic Concentrations in excess
   of 10%:

   California                                    67.22%

Weighted Average Original LTV Ratio              68.62%

Weighted Average Mortgage Rate                   6.494%

Range of Mortgage Rates                5.375% to 8.875%

Average Current Principal Balance              $413,289

Range of Current Principal Balances
                                             $50,000 to
                                             $3,000,000
Weighted Average Remaining Term to
   Maturity                                  360 months

Weighted Average FICO Credit Score
                                                    718

Weighted Average Gross Margin                    2.695%

Weighted Average Maximum Mortgage
   Rate                                         11.544%

Weighted Average Minimum Mortgage
   Rate                                          2.695%







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                                     S-5

Description of the Certificates

The issuing entity will issue fifteen classes of certificates, ten of which are offered by this free writing prospectus and the accompanying prospectus:


                              Initial
                               Class
                            Certificate
                          Balance/Initial
                             Notional                               Final Scheduled    Initial Rating
          Class              Amount(1)              Type           Distribution Date  (Moody's/S&P) (2)
------------------------ ----------------- ---------------------- ------------------ --------------------
 Offered Certificates
 A-1....................   $149,939,000     Senior/Variable Rate     July 25, 2036         Aaa/AAA
 A-2....................    $94,100,000         Senior/Super         July 25, 2036         Aaa/AAA
                                              Senior/Floating
                                             Pass-Through Rate
 A-2X...................    $94,100,000       Senior/Notional        July 25, 2036         Aaa/AAA
                                              Amount/Interest
                                             Only/Variable Rate
 A-3....................    $78,484,000       Senior/NAS/Super       July 25, 2036         Aaa/AAA
                                            Senior/Variable Rate
 A-4....................    $52,323,301    Senior/Support/Floating   July 25, 2036         Aaa/AAA
                                             Pass-Through Rate
 A-4X...................    $52,323,301       Senior/Notional        July 25, 2036         Aaa/AAA
                                              Amount/Interest
                                             Only/Variable Rate
 A-R....................           $100    Senior/REMIC Residual     July 25, 2036         Aaa/AAA
 B-1....................     $9,210,967         Subordinate/         July 25, 2036         Aa2/AA+
                                               Variable Rate
 B-2....................     $5,806,914         Subordinate/         July 25, 2036         A2/AA-
                                               Variable Rate
 B-3....................     $3,804,530         Subordinate/         July 25, 2036         Baa2/A-
                                               Variable Rate
 Non-Offered
 Certificates(3)
 Class P-1..............           $100      Prepayment Charges           N/A
 Class P-2..............           $100      Prepayment Charges           N/A
 Class B-4..............     $4,004,768         Subordinate/         July 25, 2036
                                               Variable Rate
 Class B-5..............     $1,601,907         Subordinate/         July 25, 2036
                                               Variable Rate
 Class B-6..............     $1,201,330         Subordinate/         July 25, 2036
                                               Variable Rate


 -------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.



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                                     S-6

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The certificates also will have the following characteristics:


                          Initial Pass-                                                            Interest Accrual
        Class            Through Rate (1)         Pass-Through Rate     Interest Accrual Period       Convention
--------------------- ---------------------- ------------------------ --------------------------- -------------------
  Offered
  Certificates
  A-1..............         6.1116%                      (2)              calendar month (3)          30/360 (4)
  A-2..............         5.3810%               LIBOR + 0.30% (5)        25th to 24th (6)           30/360 (4)
  A-2X.............         0.7306%                      (7), (8)         calendar month (3)          30/360 (4)
  A-3..............         6.1116%                      (2)              calendar month (3)          30/360 (4)
  A-4..............         5.6510%               LIBOR + 0.57% (5)        25th to 24th (6)           30/360 (4)
  A-4X.............         0.4606%                      (8), (9)         calendar month (3)          30/360 (4)
  B-1..............         6.1116%                     (10)              calendar month (3)          30/360 (4)
  B-2..............         6.1116%                     (10)              calendar month (3)          30/360 (4)
  B-3..............         6.1116%                     (10)              calendar month (3)          30/360 (4)
  Non-Offered
  Certificates
  Class P-1........            (11)                     (11)                      N/A                    N/A
  Class P-2........            (11)                     (11)                      N/A                    N/A
  Class B-4........         6.1116%                     (10)              calendar month (3)          30/360 (4)
  Class B-5........         6.1116%                     (10)              calendar month (3)          30/360 (4)
  Class B-6........         6.1116%                     (10)              calendar month (3)          30/360 (4)

      -----------------

(1)   Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(3) The interest accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to an interest rate cap, as described in this free writing prospectus under "Description of the Certificates - Interest." LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR." Additionally, after the first possible optional termination date, the pass-through margin of this class of certificates will double.

(6) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. These Certificates will settle with accrued interest.

(7) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans minus the pass-through rate of the Class A-2 Certificates for that interest accrual period.

(8) On each distribution date a portion of the interest otherwise distributable on the Class A-2X and Class A-4X Certificates may, in lieu of being distributed to that class of certificates, be deposited into the carryover reserve fund and will be used to pay certain net WAC carryover shortfalls (i) in respect of the Class A-2 Certificates, in the case of the Class A-2X Certificates, and (ii) in respect of the Class A-4 Certificates, in the case of the Class A-4X Certificates.

(9) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans minus the pass-through rate of the Class A-4 Certificates for that interest accrual period.

(10) The pass-through rate for the subordinated certificates for the interest accrual period for any distribution date, will be equal to (i) the sum of the following: the product of (x) the weighted average of the adjusted net mortgage rates of the mortgage loans as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans as of the first day of the prior calendar month (after giving effect to principal prepayments received in the prepayment period that includes that first day), minus the aggregate class certificate balance of the senior certificates immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

(11)  The Class P-1 and Class P-2 Certificates will not accrue any interest.


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                                     S-7

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Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation              Class of Certificates
-----------------  ---------------------------------------
Senior             Class A-1, Class A-2, Class A-2X,
  Certificates:    Class A-3, Class A-4, Class A-4X and
                   Class A-R Certificates

Subordinate        Class B-1, Class B-2, Class B-3, Class
  Certificates:    B-4, Class B-5 and Class B-6 Certificates

Notional Amount
  Certificates     Class A-2X and Class A-4X Certificates

LIBOR
  Certificates     Class A-2 and Class A-4 Certificates

Super Senior       Class A-1, Class A-2 and Class A-3
  Certificates     Certificates

Support            Class A-4 Certificates
  Certificates:

Offered            Senior Certificates, Class B-1, Class
  Certificates:    B-2 and Class B-3 Certificates

Record Date

The record date (x) for the LIBOR Certificates, so long as such certificates are book-entry certificates, is the business day immediately prior to such distribution date and (y) for any other class of certificates and any definitive certificates, is the last business day of the month immediately preceding the month of such distribution date.

Denominations

$25,000 and multiples of $1,000 in excess thereof.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.


Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for June 26, 2006.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-8.

On each distribution date, to the extent funds are available, each interest-bearing class of certificates will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o any net interest shortfalls allocated to that class for that distribution date.

o in the case of the Class A-2X and Class A-4X Certificates, the distributions of interest that each such class is entitled to receive on any distribution date may be used to pay certain carryover amounts to certain other classes of offered certificates.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting

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                                     S-8
from prepayments on the mortgage loans exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amounts (which is interest due, but was not paid, on a prior distribution date) will be payable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

      o     prepayments on the mortgage loans; and

      o reductions in the interest rate on the mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all interest-bearing classes of certificates based on their respective entitlements, as described more fully in this free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date generally consists of the following (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest and principal due and received on the mortgage loans during the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o     subsequent recoveries with respect to mortgage loans;

o partial or full prepayments with respect to mortgage loans collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer, and the compensating interest; and

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

o the servicing fee and additional servicing compensation due to the servicer;

o     the trustee fee due to the trustee;

o     any lender paid mortgage insurance premiums

o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

Any amounts paid from the amount available for distribution to the certificateholders will reduce the

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                                     S-9

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amount that could be distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest distribution amounts;

o to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

o from any remaining available amounts, to the Class A-R Certificates, as applicable.

Principal Distributions

Generally, principal collections from the mortgage loans are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all classes of certificates and

o in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied and

o if the subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      1) to the Class A-R Certificates until its class certificate balance is reduced to zero;

      2) sequentially, to the Class A-2, Class A-4, and Class A-3
      Certificates, in that order, in an amount up to $1,000 for each distribution date before period 60, until their respective class certificate balances are reduced to zero; and sequentially to the Class A-2, Class A-3, and Class A-4 Certificates, in that order, in an amount up to $1,000 for each distribution date thereafter, until their respective class certificate balances are reduced to zero;

      3) in an amount up to $2,100,000 for each distribution date to the Class A-1 Certificates

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                                     S-10
      until its class certificate balance is reduced to zero;

      4) to the Class A-2 Certificates until its class certificate balance is reduced to zero;

      5) to the Class A-3 Certificates, the priority amount, until its class certificate balance is reduced to zero;

      6) to the Class A-4 Certificates until its class certificate balance is reduced to zero;

      7) to the Class A-3 Certificates, without regard to the priority amount, until its class certificate balance is reduced to zero; and

      8) to the Class A-1 Certificates until its class certificate balance is reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount; provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the senior certificates (other than the notional amount certificates). However, any realized losses on the mortgage loans that would otherwise be allocated to a Super Senior Class of certificates will instead be allocated to the related Support Class of certificates until its class certificate balance is reduced to zero.

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of unscheduled payments of principal between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive

------------------------------------------------------------------------------

------------------------------------------------------------------------------
these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Yield Maintenance Agreements

The issuing entity will have the benefit of two interest rate corridor contracts, one for each of the Class A-2 and Class A-4 Certificates. On or prior to the related yield maintenance agreement termination date, amounts paid under each yield maintenance agreement will be available as described in this free writing prospectus to make payments of the related yield supplement amount, to the extent not distributed to the Class A-2 and Class A-4 Certificates, as applicable, from interest otherwise distributable on the Class A-2X and Class A-4X Certificates, respectively.

The Carryover Reserve Funds

On each distribution date, amounts otherwise distributable to the Class A-2X and Class A-4X Certificates as interest will be deposited into the related carryover reserve fund and distributed to pay net WAC carryover amounts for the Class A-2 and Class A-4 Certificates, as applicable, for that distribution date and any prior distribution date. The Class A-2X and Class A-4X Certificates will not be reimbursed for any amounts distributed to the Class A-2 or Class A-4 Certificates.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the yield maintenance agreements, the yield maintenance reserve funds and the carryover reserve funds) will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The rights of the LIBOR certificates to receive payments of net WAC carryover amounts and to receive yield supplement amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss. 1.860G-2(i). The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 and Class B-2 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

------------------------------------------------------------------------------


                                                       The Mortgage Pool

                                           Mortgage Rates for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of                      Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Mortgage Rates (%)              Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
5.001 - 5.500.............         10     $  4,635,368.46       1.16%       5.490%      740        $463,536.85      67.60%
5.501 - 6.000.............        110       51,219,030.63      12.79        5.884       736         465,627.55      64.33
6.001 - 6.500.............        456      196,703,324.10      49.12        6.348       721         431,366.94      67.25
6.501 - 7.000.............        286      113,972,228.72      28.46        6.772       712         398,504.30      70.35
7.001 - 7.500.............         73       23,781,146.45       5.94        7.295       695         325,769.13      76.19
7.501 - 8.000.............         25        8,004,590.00       2.00        7.723       684         320,183.60      80.17
8.001 - 8.500.............          7        1,869,129.00       0.47        8.276       675         267,018.43      81.26
8.501 - 9.000.............          2          292,000.00       0.07        8.836       645         146,000.00      70.87
                              ----------  ---------------  ------------
    Total.................        969     $400,476,817.36     100.00%
                              ==========  ===============  ============
------------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
Loans was approximately 6.494% per annum.


                                     Current Principal Balances for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of Current Mortgage     Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Principal Balances ($)     Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
0.01 - 50,000.00..........          1     $     50,000.00       0.01%       6.875%      764       $  50,000.00      80.00%
50,000.01 - 100,000.00....         13        1,121,790.36       0.28        7.098       701          86,291.57      73.06
100,000.01 - 150,000.00...         63        8,262,994.59       2.06        6.668       714         131,158.64      68.16
150,000.01 - 200,000.00...         69       12,389,228.58       3.09        6.567       722         179,554.04      66.04
200,000.01 - 250,000.00...        103       23,215,728.59       5.80        6.597       705         225,395.42      66.54
250,000.01 - 300,000.00...        129       36,008,302.39       8.99        6.570       703         279,134.13      68.54
300,000.01 - 350,000.00...        103       33,938,225.13       8.47        6.559       707         329,497.33      70.88
350,000.01 - 400,000.00...         92       34,480,258.59       8.61        6.499       722         374,785.42      73.03
400,000.01 - 450,000.00...         82       34,921,191.82       8.72        6.530       710         425,868.19      71.78
450,000.01 - 500,000.00...         65       31,087,471.95       7.76        6.609       721         478,268.80      71.24
500,000.01 - 550,000.00...         51       26,785,420.29       6.69        6.411       715         525,204.32      70.29
550,000.01 - 600,000.00...         41       23,514,899.89       5.87        6.392       728         573,534.14      73.53
600,000.01 - 650,000.00...         38       23,960,170.00       5.98        6.503       713         630,530.79      69.92
650,000.01 - 700,000.00...         17       11,515,549.50       2.88        6.546       730         677,385.26      66.86
700,000.01 - 750,000.00...         26       19,127,800.00       4.78        6.406       741         735,684.62      72.42
750,000.01 - 800,000.00...         12        9,378,200.00       2.34        6.427       737         781,516.67      59.32
800,000.01 - 850,000.00...          8        6,536,500.00       1.63        6.308       718         817,062.50      68.22
850,000.01 - 900,000.00...          9        7,982,320.72       1.99        6.289       756         886,924.52      58.92
900,000.01 - 950,000.00...          8        7,413,640.00       1.85        6.407       736         926,705.00      76.40
950,000.01 - 1,000,000.00.         15       14,803,999.00       3.70        6.341       730         986,933.27      59.66
Greater than 1,000,000.00          24       33,983,125.96       8.49        6.392       713       1,415,963.58      58.63
                              ----------  ---------------  ------------
    Total.................        969     $400,476,817.36     100.00%
                              ==========  ===============  ============
------------
(1) As of the Cut-off Date, the average principal balance of the Mortgage
Loans was approximately $413,289.

                                    Original Loan-to-Value Ratios for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of Original             Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan-to-Value Ratios (%)        Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
10.01 - 20.00.............          2     $  1,225,000.00       0.31%       6.482%      775        $612,500.00      12.61%
20.01 - 30.00.............         11        3,866,000.00       0.97        6.239       747         351,454.55      24.63
30.01 - 40.00.............         25       10,183,260.34       2.54        6.357       744         407,330.41      36.30
40.01 - 50.00.............         71       26,054,111.39       6.51        6.339       720         366,959.32      45.92
50.01 - 60.00.............        112       53,924,195.00      13.46        6.371       716         481,466.03      56.25
60.01 - 70.00.............        204       98,016,160.42      24.47        6.416       716         480,471.37      65.53
70.01 - 80.00.............        534      204,519,898.85      51.07        6.586       717         382,996.07      78.75
80.01 - 90.00.............          8        2,237,245.29       0.56        7.208       701         279,655.66      89.26
90.01 - 100.00............          2          450,946.07       0.11        7.323       695         225,473.04      94.99
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 68.62%.



                                    Original Term to Stated Maturity for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Original Term to Stated       Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Maturity (months)               Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
360.......................        969     $400,476,817.36     100.00%       6.494%      718        $413,288.77      68.62%
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============


                                 Remaining Terms to Stated Maturity for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of Remaining Terms to   Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Stated Maturity (months)        Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
301 - 360.................        969     $400,476,817.36     100.00%       6.494%      718      $413,288.77     68.62%
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated
maturity of the Mortgage Loans was approximately 360 months.


                           Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
State                           Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
Arizona...................         17     $  5,849,309.50       1.46%       6.564%      735        $344,077.03      75.34%
Arkansas..................          1          500,000.00       0.12        6.500       739         500,000.00      63.29
California................        563      269,186,155.65      67.22        6.446       721         478,128.16      66.37
Colorado..................         25        6,579,623.00       1.64        6.825       709         263,184.92      77.84
Connecticut...............          2          235,000.00       0.06        6.473       747         117,500.00      32.18
Delaware..................          1          307,343.73       0.08        6.000       689         307,343.73      70.00
District of Columbia......          2        3,299,000.00       0.82        6.500       691       1,649,500.00      53.84
Florida...................         54       15,559,018.18       3.89        6.719       721         288,129.97      69.59
Georgia...................          9        2,671,600.00       0.67        6.862       677         296,844.44      77.65
Hawaii....................          7        2,997,700.00       0.75        6.647       730         428,242.86      71.42
Idaho.....................          1          750,000.00       0.19        6.250       793         750,000.00      68.18
Illinois..................         17        4,109,960.03       1.03        6.721       694         241,762.35      74.07
Indiana...................          4        2,094,917.22       0.52        6.700       750         523,729.31      77.99
Kentucky..................          1          143,200.00       0.04        7.125       662         143,200.00      79.56
Maine.....................          2          399,900.00       0.10        6.875       715         199,950.00      81.95
Maryland..................         49       15,078,593.25       3.77        6.518       708         307,726.39      77.06
Massachusetts.............          6        2,065,570.62       0.52        6.648       711         344,261.77      76.51
Minnesota.................         12        2,652,770.47       0.66        6.682       728         221,064.21      78.40
Missouri..................          1          132,000.00       0.03        6.125       713         132,000.00      80.00
Nebraska..................          2          204,400.00       0.05        7.236       649         102,200.00      67.31
Nevada....................         20        6,282,876.84       1.57        6.507       733         314,143.84      75.14
New Hampshire.............          2          403,600.00       0.10        6.375       708         201,800.00      63.96
New Jersey................         33       10,627,559.38       2.65        6.651       692         322,047.25      74.71
New Mexico................          2          214,997.09       0.05        6.774       747         107,498.55      88.90
New York..................         51       20,745,428.00       5.18        6.514       706         406,773.10      71.93
North Carolina............          4        1,134,200.00       0.28        6.163       724         283,550.00      68.98
Ohio......................          5          653,661.77       0.16        6.830       714         130,732.35      77.33
Oregon....................          6        1,923,640.00       0.48        6.725       699         320,606.67      79.65
Pennsylvania..............          8        2,657,454.49       0.66        6.462       719         332,181.81      61.89
South Carolina............          4          812,505.00       0.20        6.436       734         203,126.25      73.12
Texas.....................         11        3,695,660.00       0.92        6.643       673         335,969.09      78.02
Utah......................          1          208,000.00       0.05        6.375       674         208,000.00      80.00
Virginia..................         30       12,029,813.14       3.00        6.517       714         400,993.77      72.64
Washington................         13        3,862,960.00       0.96        6.402       726         297,150.77      74.40
West Virginia.............          2          258,000.00       0.06        6.250       741         129,000.00      69.49
Wisconsin.................          1          150,400.00       0.04        7.000       758         150,400.00      80.00
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

                                       Mortgagors' Fico Scores for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of FICO                 Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Credit Scores                   Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
801 - 820.................         29     $ 11,161,032.00       2.79%       6.226%      808        $384,863.17      61.06%
781 - 800.................         75       35,864,046.36       8.96        6.359       789         478,187.28      65.22
761 - 780.................         88       37,851,823.49       9.45        6.327       772         430,134.36      66.95
741 - 760.................        119       49,397,510.39      12.33        6.476       751         415,105.13      70.35
721 - 740.................        110       48,582,219.52      12.13        6.439       730         441,656.54      69.66
701 - 720.................        153       63,650,316.95      15.89        6.504       710         416,015.14      70.32
681 - 700.................        147       64,458,569.16      16.10        6.511       691         438,493.67      67.49
661 - 680.................        108       39,699,268.66       9.91        6.604       671         367,585.82      72.47
641 - 660.................         78       26,908,631.83       6.72        6.696       652         344,982.46      70.05
621 - 640.................         58       21,689,399.00       5.42        6.761       631         373,955.16      64.69
601 - 620.................          2          599,000.00       0.15        6.807       620         299,500.00      75.02
Not Available.............          2          615,000.00       0.15        6.875       N/A         307,500.00      51.74
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the
Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
Score is not available) was approximately 718.



                                      Types of Mortgaged Properties for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Property Type                   Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
Single Family Residence...        554     $231,960,609.90      57.92%       6.461%      714        $418,701.46      67.29%
Planned Unit
Development (PUD).........        170       78,348,972.30      19.56        6.508       727         460,876.31      71.81
Two- to Four-Family
Residence.................         94       43,429,908.73      10.84        6.588       721         462,020.31      64.86
Condominium...............        133       41,590,566.43      10.39        6.538       724         312,711.03      73.24
Townhouse.................         18        5,146,760.00       1.29        6.608       699         285,931.11      74.43
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============



                                                 Purposes of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Purpose                    Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
Purchase..................        441     $181,275,924.64      45.27%       6.559%      725        $411,056.52      74.66%
Refinance (Cash Out)......        409      162,076,163.74      40.47        6.479       709         396,274.24      64.11
Refinance (Rate/Term).....        119       57,124,728.98      14.26        6.332       721         480,039.74      62.26
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

                                           Occupancy Types for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Occupancy Type                  Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
Primary Home..............        822     $345,925,930.47      86.38%       6.484%      716        $420,834.47      69.90%
Investment................        135       50,486,836.89      12.61        6.548       731         373,976.57      60.46
Secondary Home............         12        4,064,050.00       1.01        6.714       740         338,670.83      61.26
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                         Loan Documentation Type for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Type of Program                 Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
Full/Alternate............        191     $ 71,252,217.79      17.79%       6.311%      723      $ 373,048.26       72.83%
FastForward...............          5        3,571,450.00       0.89        6.398       788         714,290.00      77.69
Stated Income.............        492      204,453,697.89      51.05        6.606       712         415,556.30      72.00
No Ratio..................         83       42,288,790.00      10.56        6.422       727         509,503.49      63.28
No Income/No Asset........         55       21,552,249.10       5.38        6.492       710         391,859.07      60.53
No Doc....................        143       57,358,412.58      14.32        6.382       723         401,107.78      57.77
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============



                                         Ranges of Loan Age for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of                      Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Age (months)               Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
0.........................        757     $320,265,098.00      79.97%       6.493%      716        $423,071.46      67.78%
1 - 5.....................        210       78,958,914.15      19.72        6.505       724         375,994.83      71.96
6 - 10....................          1          695,649.50       0.17        5.750       735         695,649.50      70.00
21 - 25...................          1          557,155.71       0.14        6.375       758         557,155.71      80.00
Total.....................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage
Loans was approximately 0 months.


                                              Loan Programs for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Loan Program                    Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
10/1 LIBOR                        121     $ 45,038,370.56      11.25%       6.361%      716        $372,217.94      66.34%
10/1 LIBOR 30/40 Balloon           13        3,407,141.45       0.85        6.757       705         262,087.80      75.18
10/1 LIBOR Interest Only          785      331,538,072.21      82.79        6.497       718         422,341.49      68.69
10/6 LIBOR                          7        3,384,883.76       0.85        6.542       731         483,554.82      59.06
10/6 LIBOR Interest Only           43       17,108,349.38       4.27        6.725       720         397,868.59      73.85
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============



                                         Prepayment Charge Terms of the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Prepayment Charge             Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Term (months)                   Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
None......................        457     $186,895,581.10      46.67%       6.558%      722        $408,961.88      67.61%
12........................         47       20,317,644.97       5.07        6.636       716         432,290.32      73.15
24........................         81       35,556,257.79       8.88        6.441       724         438,966.15      68.68
36........................        384      157,707,333.50      39.38        6.412       711         410,696.18      69.22
    Total.................    ----------  ---------------  ------------
                                  969     $400,476,817.36     100.00%
                              ==========  ===============  ============




                                            Gross Margins for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
                              Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Range of Gross Margins (%)      Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
2.000 - 2.499.............       116      $ 44,977,460.86      11.23%       6.557%      728        $387,736.73      73.53%
2.500 - 2.999.............       851       355,082,556.50      88.66        6.486       717         417,253.30      67.99
3.000 - 3.499.............         1           133,600.00       0.03        7.500       676         133,600.00      80.00
5.000 - 5.499.............         1           283,200.00       0.07        6.250       722         283,200.00      80.00
    Total.................   ----------   ---------------  ------------
                                 969      $400,476,817.36     100.00%
                             ==========   ===============  ============

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
Loans was approximately 2.695%.


                                    Months to Initial Adjustment Date for the Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of Number of Months     Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
to Initial Adjustment Date      Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
91 - 100..................         1      $    557,155.71       0.14%       6.375%      758        $557,155.71      80.00%
111 - 120.................       813       335,378,591.65      83.74        6.493       719         412,519.79      68.72
121 - 130.................       155        64,541,070.00      16.12        6.503       713         416,394.00      68.03
    Total.................    ----------  ---------------  ------------
                                 969      $400,476,817.36     100.00%
                              ==========  ===============  ============

                                       Maximum Mortgage Rates for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Range of Maximum Mortgage     Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Rate (%)                        Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
10.000 - 10.499.........           2      $    502,476.38       0.13%       5.407%      786        $251,238.19      63.77%
10.500 - 10.999.........          71        33,496,994.56       8.36        5.789       739         471,788.66      65.38
11.000 - 11.499.........         380       164,551,490.29      41.09        6.268       723         433,030.24      66.32
11.500 - 11.999.........         366       153,396,354.14      38.30        6.660       714         419,115.72      69.36
12.000 - 12.499.........          73        21,480,970.81       5.36        7.038       694         294,259.87      75.14
12.500 - 12.999.........          52        17,768,690.00       4.44        7.263       691         341,705.58      77.63
13.000 - 13.499.........          19         7,211,429.00       1.80        7.610       712         379,548.89      76.23
13.500 - 13.999.........           6         2,068,412.18       0.52        7.769       710         344,735.36      78.80
    Total.................   ----------   ---------------  ------------
                                 969      $400,476,817.36     100.00%
                             ==========   ===============  ============

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
Mortgage Loans was approximately 11.544%.


                                      Initial Periodic Rate Cap for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Ranges of Initial             Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Periodic Rate  Cap (%)          Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
5.000.....................       923      $381,006,223.22      95.14%       6.483%      718       $ 412,791.14      68.46%
6.000.....................        46        19,470,594.14       4.86        6.717       722         423,273.79      71.91
    Total................ .   ----------  ---------------  ------------
                                 969      $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 5.049%.



                                    Subsequent Periodic Rate Cap for the Mortgage Loans (1)

------------------------------------------------------------------------------------------------------------------------------
                                                             Percent of               Weighted
                                              Aggregate      Aggregate     Weighted    Average       Average      Weighted
                              Number of       Principal      Principal     Average     FICO          Current       Average
Ranges of Subsequent          Mortgage         Balance        Balance      Mortgage    Credit       Principal    Loan-to-Value
Periodic Rate  Cap (%)          Loans        Outstanding    Outstanding     Rate       Score         Balance        Ratio
----------------------------- ----------  ---------------  ------------ ------------ ----------- -------------- --------------
1.000.....................         4      $  1,022,639.00       0.26%      6.273%       724       $ 255,659.75      61.84%
2.000.....................       965       399,454,178.36      99.74       6.495        718         413,942.15      68.64
    Total.................    ----------  ---------------  ------------
                                 969      $400,476,817.36     100.00%
                              ==========  ===============  ============

------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 1.997%.

                        Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-AR13 will consist of the Class A-1, Class A-2, Class A-2X, Class A-3, Class A-4, Class A-4X, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 Certificates, Class P-1 and Class P-2 Certificates. Only the classes of certificates listed on the cover page (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus.


         When describing the certificates in this free writing prospectus, we use the following terms:

              Designation                                    Classes of Certificates
     ----------------------------   ------------------------------------------------------------------------
         Senior Certificates                      Class A-1, Class A-2, Class A-2X, Class A-3,
                                                Class A-4, Class A-4X and Class A-R Certificates

      Subordinated Certificates        Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
                                                                  Certificates

           Notional Amount                            Class A-2X and Class A-4XCertificates
            Certificates

         LIBOR Certificates                           Class A-2 and Class A-4 Certificates

      Super Senior Certificates                  Class A-1, Class A-2 and Class A-3 Certificates

        Support Certificates                                 Class A-4 Certificates

        Private Certificates          Class B-4, Class B-5, Class B-6, Class P-1 and Class P-2 Certificates


         The certificates are generally referred to as the following types:


                Class                                                     Type
     -------------------------------------  ----------------------------------------------------------------
     Class A-1 Certificates:                               Senior/Super Senior/Variable Rate

     Class A-2 Certificates:                        Senior/Super Senior/Floating Pass-Through Rate

     Class A-2X Certificates:                     Senior/Notional Amount/Interest Only/Variable Rate

     Class A-3 Certificates:                             Senior/NAS/Super Senior/Variable Rate

     Class A-4 Certificates:                        Senior/Super Senior/Floating Pass-Through Rate



                                            S-20


     Class A-4X Certificates:                     Senior/Notional Amount/Interest Only/Variable Rate

     Class A-R Certificates:                                     Senior/REMIC Residual

     Subordinated Certificates:                                Subordinate/Variable Rate

     Class P-1 and Class P-2 Certificates:                        Prepayment Charges



         The Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the private certificates) are not offered by this free writing prospectus. Their initial Class Certificate Balances are expected to be approximately $100, $100, $4,004,768, $1,601,907 and $1,201,330, respectively. The pass-through rate for each class of private certificates other than the Class P-1 and Class P-2 Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P-1 and Class P-2 Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances and initial Notional Amounts may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

         The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

            o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

            o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1 and Class P-2 Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

         The Notional Amount Certificates do not have Class Certificate Balances and are not entitled to any distributions in respect of principal on the Mortgage Loans.

         The senior certificates will have an initial aggregate Class Certificate Balance of approximately $374,846,401 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 93.60%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.30%, 1.45%, 0.95%, 1.00%, 0.40% and 0.30%, respectively.

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

      The Class A-2X and Class A-4X Certificates (the "Notional Amount Certificates") do not have Class Certificate Balances but will bear interest on their Notional Amounts.

      The "Notional Amount" for the Class A-2X and Class A-4X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-2 and Class A-4 Certificates, respectively, immediately prior to that Distribution Date.

Book-Entry Certificates

      The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

      Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

      DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

      The Class A-2 and Class A-4 Certificates (we sometimes refer to these classes of certificates as the "LIBOR Certificates") will bear interest during their initial interest accrual period at the applicable initial pass-through rate set forth in the table under "--Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "--Interest" below.

         LIBOR applicable to an interest accrual period will be determined on the second London Business Day prior to the commencement of such interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent (in such capacity, the "Calculation Agent"), will establish LIBOR for the interest accrual period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Moneyline Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "London Business Day" means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

         If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the method described in the prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

         If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial interest accrual period will be 5.081%.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. See "Payments on Mortgage Assets--Deposits to Certificate Account" in the prospectus. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

         The Certificate Account. All funds in the Certificate Account will be invested in permitted investments at the direction of the Servicer. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         Distribution Account, Yield Maintenance Reserve Funds and Carryover Reserve Funds. Funds on deposit in the Distribution Account, yield maintenance reserve funds and carryover reserve funds will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)                      Amount                      General Purpose                  Source (2)
--------------------        ---------------------------------------   ---------------  -------------------------------------------

Fees

Servicing Fee / Servicer   0.375% per annum of the Stated Principal   Compensation     Interest collected with respect to each
                           Balance of each Mortgage Loan (3)                           Mortgage Loan and any Liquidation Proceeds
                                                                                       or Subsequent Recoveries that are allocable
                                                                                       to accrued and unpaid interest (4)

Additional Servicing       o Prepayment Interest Excess               Compensation     Interest collections with respect to each
Compensation / Servicer                                                                Mortgage Loan

                           o All late payment fees,                   Compensation     Payments made by obligors with respect to
                             assumption fees and other similar                         the Mortgage Loans
                             charges (excluding prepayment charges)

                           o All investment income earned on          Compensation     Investment income related to the Certificate
                             amounts on deposit in the Certificate                     Account
                             Account.

                           o Excess Proceeds (5)                      Compensation     Liquidation Proceeds and Subsequent
                                                                                       Recoveries

Trustee Fee / trustee      0.0075% per annum of the Stated Principal  Compensation     Amounts in respect of interest on the
                           Balance of each Mortgage Loan                               Mortgage Loans

Expenses

Insurance expenses /       Expenses incurred by the Servicer          Reibursement     To the extent the expenses are covered by an
Servicer                                                              of Expenses      insurance policy with respect to the
                                                                                       Mortgage Loan

Servicing Advances /       To the extent of funds available, the      Reimbursement    With respect to each Mortgage Loan, late
Servicer                   amount of any Servicing Advances.          of Expenses      recoveries of the payments of the costs and
                                                                                       expenses, Liquidation Proceeds, Subsequent
                                                                                       Recoveries, purchase proceeds or repurchase
                                                                                       proceeds for that Mortgage Loan (6)


Type / Recipient (1)                Frequency
--------------------         ---------------------

Fees

Servicing Fee / Servicer              Monthly




Additional Servicing             Time to time
Compensation / Servicer

                                 Time to time



                                      Monthly



                                 Time to time


Trustee Fee / trustee                 Monthly


Expenses

Insurance expenses /             Time to time
Servicer


Servicing Advances /             Time to time
Servicer

Type / Recipient (1)                      Amount                       General Purpose                  Source (2)
--------------------        ---------------------------------------    ---------------  -------------------------------------------

Indemnification expenses/  Amounts for which the seller, the           Indemnification  Amounts on deposit on the Certificate
the Seller, the Servicer   Servicer and the depositor are entitled                      Account on any Distribution Account Deposit
the depositor              to indemnification (7)                                       Date, following the transfer to the
                                                                                        Distribution Account


Type / Recipient (1)                Frequency
--------------------         ---------------------

Indemnification expenses/  A          Monthly
the Seller, the Servicer   S
the depositor              t




(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advance on the Mortgage Loan.

(7) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(8) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for (x) the LIBOR Certificates, so long as such certificates are Book-Entry Certificates, is the business day immediately prior to such Distribution Date and (y) for any other class of certificates and any Definitive Certificates, is the last business day of the month immediately preceding the month of such Distribution Date.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds for such Distribution Date, and, in certain circumstances, from any Available Funds remaining after distribution to the senior certificates. Distributions on the subordinated certificates will be based on any remaining Available Funds for such Distribution Date, after giving effect to distributions on the classes of senior certificates in the following order of priority:

            o to current and unpaid interest on each class of senior certificates, pro rata based on their respective interest distribution amounts;

            o to principal on the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

            o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Principal;" and

            o   any remaining amounts to the Class A-R Certificates.

         "Available Funds" for any Distribution Date will be equal to the sum of

            o   all scheduled installments of interest (net of the Expense
                Fees) and principal due on the Mortgage Loans on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

            o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans;

            o all partial or full prepayments with respect to the Mortgage Loans received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest; and

            o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

        The classes of offered certificates will have the respective pass-through rates described below.

        The pass-through rate for the Class A-1, Class A-3 and Class A-R Certificates and for each class of Subordinated Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The pass-through rate for the those Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.1116% per annum.

        The pass-through rate for the Class A-2 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The pass-through rate for the Class A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.3810%. The Class A-2 Certificates will also be entitled to (i) the related Yield Supplement Amount and (ii) Net WAC Carryover Amounts for that class, as described below.

        The pass-through rate for Class A-2X Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans minus the pass-through rate of the Class A-2 Certificates for that interest accrual period. The pass-through rate for the Class A-2X Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.7306% per annum.

        The pass-through rate for the Class A-4 Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The pass-through rate for the Class A-4 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.6510%. The Class A-4 Certificates will also be entitled to (i) the related Yield Supplement Amount and (ii) Net WAC Carryover Amounts for that class, as described below.

        The pass-through rate for Class A-4X Certificates for the interest accrual period related to any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans minus the pass-through rate of the Class A-4 Certificates for that interest accrual period. The pass-through rate for the Class A-4X Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.4606% per annum.

        The "Weighted Average Adjusted Net Mortgage Rate" for any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month prior to the month in which such Distribution Date occurs (after giving effect to prepayments received in the Prepayment Period related to that prior Due Date).

        On each Distribution Date, to the extent of funds available, each interest bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class will be equal to the sum of (a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

        Beginning in June 2006, on each Distribution Date on or prior to the Distribution Date in June 2010 on which LIBOR exceeds 5.8056%, in addition to the Interest Distribution Amount described in the preceding paragraph, the Class A-2 Certificates will be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement. The Class A-2 Certificates will receive distributions of any applicable Net WAC Carryover Amount from amounts on deposit in the related Carryover Reserve Fund before receiving payments under the related Yield Maintenance Agreement.

        Beginning in June 2006, on each Distribution Date on or prior to the Distribution Date in July 2012 on which LIBOR exceeds 5.6056%, in addition to the Interest Distribution Amount described above, the Class A-4 Certificates will be entitled to receive distributions of the related Yield Supplement Amount from payments made under the related Yield Maintenance Agreement. The Class A-4 Certificates will receive distributions of any applicable

Net WAC Carryover Amount from amounts on deposit in the related Carryover Reserve Fund before receiving payments under the related Yield Maintenance Agreement.

        The "Pass-Through Margins" for the Class A-2 and Class A-4 Certificates for the interest accrual period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date are 0.30% and 0.57%, respectively, and for the interest accrual period related to any Distribution Date occurring after the first possible Optional Termination Date are 0.60% and 1.14%, respectively.

        With respect to each Distribution Date for the LIBOR Certificates, the "interest accrual period" will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. With respect to each Distribution Date for all other classes of interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

        The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

              o any net prepayment interest shortfalls for that Distribution Date and

              o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

        Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all interest-bearing classes of certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

         With respect to any Distribution Date, a net prepayment interest shortfall is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for that Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

        If on any Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Carryover Reserve Funds

        Pursuant to the pooling and servicing agreement, the Trustee will establish and maintain accounts (the "Class A-2X Carryover Reserve Fund" and the "Class A-4X Carryover Reserve Fund", and each, a "carryover reserve fund"), which are held in trust by the Trustee on behalf of the holders of the LIBOR Certificates and the Class A-2X and Class A-4X Certificates. The carryover reserve funds will not be assets of any REMIC. Each carryover reserve fund will be the sole source of payments to the holders of the related class of LIBOR Certificates with respect to any Net WAC Carryover Amounts on such certificates that remain unpaid. On each Distribution Date, (i) Current Interest that would otherwise be distributable with respect to the Class A-2X Certificates will be deposited instead in the Class A-2X Carryover Reserve Fund and (ii) Current Interest that would otherwise be distributable with respect to the Class A-4X Certificates will be deposited instead in the Class A-4X Carryover Reserve Fund, in each case, to the extent of the applicable Required Reserve Fund Deposit for such class in the manner described below.

        For any Distribution Date, the "Required Reserve Fund Deposit" for the Class A-2X Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class A-2X Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class A-2X Carryover Reserve Fund up to an amount equal to the sum of (a) the Net WAC Carryover Amount for the Class A-2 Certificates for such Distribution Date and
(b) $1,000.

        For any Distribution Date, the Required Reserve Fund Deposit for the Class A-4X Certificates will be an amount equal to the lesser of (i) the Current Interest for the Class A-4X Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Class A-4X Carryover Reserve Fund up to an amount equal to the sum of (a) the aggregate Net WAC Carryover Amounts for the Class A-4 Certificates for such Distribution Date and (b) $1,000.

        For any Distribution Date, the Trustee will deposit into the appropriate carryover reserve fund any Required Reserve Fund Deposit for such date.

        On any Distribution Date for which a Net WAC Carryover Amount exists with respect to the Class A-2 Certificates, the Trustee will withdraw the amounts on deposit in the Class A-2X Carryover Reserve Fund and distribute them to the holders of the Class A-2 Certificates in an amount up to its Net WAC Carryover Amount. Any amounts thereafter remaining in excess of $1,000 will be distributed to the Class A-2X Certificates.

        On any Distribution Date for which a Net WAC Carryover Amount exists with respect to the Class A-4 Certificates, the Trustee will withdraw the amounts on deposit in the Class A-4X Carryover Reserve Fund and distribute them to the holders of the Class A-4 Certificates in each case in an amount up to its Net WAC Carryover Amount. Any amounts thereafter remaining in excess of $1,000 will be distributed to the Class A-4X Certificates.

        If, immediately after any Distribution Date, the amount on deposit in any carryover reserve fund exceeds the initial deposit therein, the Trustee will distribute such excess to the holders of the Certificates that deposited such amounts in the relevant carryover reserve fund. On the Distribution Date on which the Class Certificate Balance of the Class A-2 Certificates is reduced to zero, the Trustee shall distribute any amounts remaining in the Class A-2X Carryover Reserve Fund to the Class A-2X Certificates. On the Distribution Date on which the aggregate Class Certificate Balance of the Class A-4 Certificates is reduced to zero, the Trustee shall distribute any amounts remaining in the Class A-4X Carryover Reserve Fund to the Class A-4X Certificates.

        "Current Interest" for each Class of Certificates and any Distribution Date will equal the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance or Notional Amount immediately prior to that Distribution Date at such class's pass-through rate.

        "Net WAC Carryover Amounts" for any class of LIBOR Certificates and any Distribution Date will equal the sum of

        (i) the excess, if any, of an amount that would have been the Current Interest for such class if the pass-through rate for such class were calculated without regard to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date, over the actual Current Interest for such class for such Distribution Date;

        (ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

        (iii) interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate for such class of LIBOR Certificates (determined without regard to the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans for that Distribution Date).

Yield Supplement Amounts

        The "Class A-2 Yield Supplement Amount" for the Class A-2 Certificates and any Distribution Date will equal

         (A) the product of:

                  (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.1500% over (B) 5.8056%,

                  (ii) the lesser of (x) the related Yield Maintenance Notional Balance for that Distribution Date and (y) the Class Certificate Balance of the Class A-2 Certificates immediately prior to that Distribution Date, and

                  (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360;

         minus

         (B) the Net WAC Carryover Amount paid to the Class A-2 Certificates from amounts in the related carryover reserve fund on that Distribution Date.

         The "Class A-4 Yield Supplement Amount" for the Class A-4 Certificates and any Distribution Date will equal

         (A) the product of:

                  (i) the excess (if any) of (A) the lesser of (x) LIBOR (as determined by the Cap Counterparty) and (y) 9.0000% over (B) 5.6056%,

                  (ii) the lesser of (x) the related Yield Maintenance Notional Balance for that Distribution Date and (y) the Class Certificate Balance of the Class A-4 Certificates immediately prior to that Distribution Date, and

                  (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year of twelve 30-day months), and the denominator of which is 360;

         minus

         (B) the Net WAC Carryover Amount paid to the Class A-4 Certificates from amounts in the related carryover reserve fund on that Distribution Date.

         The Yield Maintenance Agreements; Yield maintenance reserve funds. The issuing entity will have the benefit of two interest rate corridor agreements (each, a "Yield Maintenance Agreement") between the issuing entity and the Cap Counterparty executed on the closing date.

         Pursuant to each Yield Maintenance Agreement, the terms of an ISDA Master Agreement were incorporated into the confirmation of each Yield Maintenance Agreement as if such ISDA Master Agreement had been executed by the parties to each Yield Maintenance Agreement on the date the related Yield Maintenance Agreement was executed. Each Yield Maintenance Agreement is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

         On or prior to each Yield Maintenance Agreement Termination Date, two Business Days prior to each Distribution Date, the Cap Counterparty will make payments of each Yield Supplement Amount.

         The "Yield Maintenance Agreement Termination Date" for the Class A-2 and Class A-4 Certificates is the Distribution Date in June 2010 and July 2012, respectively. Each Yield Maintenance Agreement is scheduled to remain in effect up to and including the related Yield Maintenance Agreement Termination Date.

         The "Yield Maintenance Notional Balance" on each Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date will be as described in Schedule 1 to this free writing prospectus. After a Yield Maintenance Agreement Termination Date, the related Yield Maintenance Notional Balance will be equal to zero, and the related Yield Maintenance Agreement will be terminated.

         Payments made under each Yield Maintenance Agreement will be based on the related Yield Maintenance Notional Balance on a Distribution Date. If the related Yield Maintenance Notional Balance set forth on Schedule 1 to this free writing prospectus decreases at a faster rate than the Class Certificate Balance of the Class A-2 or Class A-4 Certificates, as applicable, then payments under the related Yield Maintenance Agreement, together with the amount, if any, on deposit in that yield maintenance reserve fund (which includes amounts from prior interest accrual periods), may be insufficient to distribute the entire related Yield Supplement Amount for that Distribution Date to the Class A-2 or Class A-4 Certificates, as applicable.

         Each Yield Maintenance Agreement will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events relating to the Cap Counterparty or the issuing entity, the failure of the Cap Counterparty (two business days after notice of such failure is received by the Cap Counterparty) to make a payment due under that Yield Maintenance Agreement and that Yield Maintenance Agreement becoming illegal or subject to certain kinds of taxation.

         It will be an additional termination event under each Yield Maintenance Agreement if the Cap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. ss.ss.229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related Yield Maintenance Agreement, and the Cap Counterparty fails to transfer the related Yield Maintenance Agreement, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the related Yield Maintenance Agreement, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

         If a Yield Maintenance Agreement is terminated prior to its scheduled Yield Maintenance Agreement Termination Date, the Cap Counterparty will likely owe a termination payment to the trustee, payable in a lump sum to be held by the trustee until the scheduled yield maintenance agreement termination date of the related Yield Maintenance Agreement. However, if such termination occurs, no assurance can be given that any such termination payment owing to the trustee will be significant.

         Any amounts received from the Cap Counterparty under a Yield Maintenance Agreement will be deposited in the related yield maintenance reserve fund established by the trustee (each, a "yield maintenance reserve fund"). Any amounts on deposit in a yield maintenance reserve fund will be the property of the issuing entity, but will not be part of any REMIC. On each Distribution Date, the trustee will withdraw the amount of the related Yield Supplement Amount from funds available on deposit in the related yield maintenance reserve fund. Any amounts received pursuant to a Yield Maintenance Agreement and not used to cover any related Yield Supplement Amount on a Distribution Date will be distributed to the Cap Counterparty and will not be available on any future Distribution Date to cover any Yield Supplement Amounts. There can be no assurance, however, that funds in a yield maintenance reserve fund will be available to pay the related Yield Supplement Amount on such Distribution Date or subsequent Distribution Dates.

         The Class A-2 and Class A-4 Certificates do not represent obligations of the Cap Counterparty. Holders of the Class A-2 and Class A-4 Certificates are not parties to or beneficiaries under any Yield Maintenance Agreement and will not have any right to proceed directly against the Cap Counterparty in respect of its obligation under any Yield Maintenance Agreement.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal with respect to the senior certificates (other than the Notional Amount Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

         The "Principal Amount" for any Distribution Date will equal the sum of:

        (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

        (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan that was repurchased due to a modification of the Mortgage Rate,

        (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

        (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

        (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

        (f) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans that was repurchased due to modification of the Mortgage Rate,

        (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following priority:

        (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

        (ii) sequentially, to the Class A-2, Class A-4, and Class A-3 Certificates, in that order, in an amount up to $1,000 for each Distribution Date before period 60, until their respective Class Certificate Balances are reduced to zero; and sequentially to the Class A-2, Class A-3, and Class A-4 Certificates, in that order, in an amount up to $1,000 for each Distribution Date thereafter, until their respective Class Certificate Balances are reduced to zero;

        (iii) in an amount up to $2,100,000 for each Distribution Date to the Class A-1 Certificates until its Class Certificate Balance is reduced to zero;

        (iv) to the Class A-2 Certificates until its Class Certificate Balance is reduced to zero;

        (v) to the Class A-3 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

        (vi) to the Class A-4 Certificates until its Class Certificate Balance is reduced to zero;

        (vii) to the Class A-3 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero; and

        (viii) to the Class A-1 Certificates until its Class Certificate Balance is reduced to zero.

         The capitalized terms used in this free writing prospectus have the following meanings:

         "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         "Shift Percentage" for any Distribution Date occurring during the five-year period beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

         The "Priority Amount" for any Distribution Date will equal the product of (A) the Senior Principal Distribution Amount remaining after principal payments are made to the Class A-1 Certificates, under step (iii) of the definition of Senior Principal Distribution Amount, and the Class A-2 Certificates on such distribution date , (B) the Shift Percentage and (C) the Priority Percentage.

         "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-3 Certificates immediately prior to such Distribution Date, and the denominator of which is the sum of the Class Certificate Balances of the Class A-3 and Class A-4 Certificates immediately prior to such Distribution Date.

        "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

        The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

        (i) the applicable Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that Distribution Date,

        (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                (a) the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                (b) either

                      (x) if no Excess Losses were sustained on a Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                      (y)   if an Excess Loss was sustained on the
                            Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

        (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and the Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

         The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date, the "Subordinated Percentage" is the difference between 100% and the Senior Percentage on such Distribution Date.

         The "Senior Prepayment Percentage" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior

Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

        o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

        o     cumulative Realized Losses on the Mortgage Loans do not exceed

              o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

              o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

              o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

              o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

              o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

        Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the Senior Percentage for that Distribution Date and (y) after the Distribution Date in May 2009, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage will equal the related Senior Percentage.

        The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

        If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal or full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

        Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

        With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for that class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                 Class B-1................................            6.40%
                 Class B-2................................            4.10%
                 Class B-3................................            2.65%
                 Class B-4................................            1.70%
                 Class B-5................................            0.70%
                 Class B-6................................            0.30%

         The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of:

                o the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of "Principal Amount" and that Distribution Date,

                o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

                o the Subordinated Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount and that Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

         On each Distribution Date, any Realized Loss on the Mortgage Loans, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates), pro rata, based upon their respective Class Certificate Balances, except that any Realized Losses on the Mortgage Loans allocable to the senior certificates will be allocated first to the Class A-4 Certificates until its Class Certificate Balance is reduced to zero, and second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

        On each Distribution Date, Excess Losses on the Mortgage Loans will be allocated among the classes of senior certificates and the subordinated certificates (other than the Notional Amount Certificates and the Class P-1 and Class P-2 Certificates), pro rata, based on their Class Certificate Balances.

        Allocation of Excess Losses on the Mortgage Loans to the Class A-1, Class A-2 and Class A-3 Certificates will not include any reallocation of such Excess Losses to the Class A-4 Certificates.

        The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

        Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

        In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

        A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies."

        "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

        The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class P-1 and Class P-2 Certificates.



                              Credit Enhancement


Subordination

        Any Realized Losses on the Mortgage Loans that are allocable to the senior certificates will be allocated among the classes of senior certificates as specified under "Description of the Certificates - Allocation of Losses" in this free writing prospectus.


        The rights of the holders of the subordinated certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class B-1 Certificates) to receive the distributions that are allocated to the related subordinated certificates will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of the subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs.

         The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against


                o Special Hazard Losses in an initial amount expected to be up to approximately $6,000,000 (the "Special Hazard Loss Coverage Amount"),

                o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount") and

                o Fraud Losses in an initial amount expected to be up to approximately $12,014,305 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

                o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the closing date, or

                o    the greatest of

                     o 1% of the aggregate of the principal balances of the Mortgage Loans,

                     o twice the principal balance of the largest Mortgage Loan and

                     o the aggregate stated principal balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate stated principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the Cut-off Date, to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of:

                o 2.00% of the then current pool principal balance, in the case of the first such anniversary and 1.00% of the then current pool principal balance, in the case of the second, third and fourth such anniversaries, and

                     o    the excess of

                     o the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over

                     o the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the subordinated certificates.

         The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the mortgaged property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the

Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                Schedule 1: Yield Maintenance Notional Balances


                                             Yield                                                           Yield
                                          Maintenance                                                     Maintenance
                           Yield           Notional                                        Yield           Notional
                        Maintenance         Balance                                     Maintenance         Balance
                      Notional Balance   of Class A-4                                 Notional Balance   of Class A-4
                        of Class A-2     Certificates                                   of Class A-2     Certificates
  Distribution Date   Certificates ($)        ($)                 Distribution Date   Certificates ($)        ($)
  -----------------   ----------------   -------------            -----------------   ----------------   -------------

  June 2006           108,560,000.00    46,154,000.00             August 2009         12,203,503.44     15,788,021.19

  July 2006           107,824,767.62    46,154,000.00             September 2009      10,632,115.60     14,394,427.20

  August 2006         106,717,043.94    46,154,000.00             October 2009         9,120,944.33     13,079,824.09

  September 2006      105,241,494.67    46,154,000.00             November 2009        7,669,001.98     11,842,425.86

  October 2006        103,403,860.39    46,154,000.00             December 2009        6,275,317.12     10,680,486.90

  November 2006       101,210,950.48    46,154,000.00             January 2010         4,938,934.21      9,592,301.05

  December 2006       98,670,632.06     46,154,000.00             February 2010        3,658,913.43      8,576,200.75

  January 2007        95,791,813.75     46,154,000.00             March 2010           2,434,330.34      7,630,556.11

  February 2007       92,584,424.30     46,154,000.00             April 2010           1,703,182.04      6,753,774.14

  March 2007          89,059,386.15     46,154,000.00             May 2010             1,018,469.06      5,944,297.82

  April 2007          85,228,583.73     46,154,000.00             June 2010              379,429.78      5,200,605.36

  May 2007            81,495,055.87     46,154,000.00             July 2010                    0.00      4,521,209.37

  June 2007           77,857,207.10     46,154,000.00             August 2010                  0.00      3,904,656.11

  July 2007           74,313,468.13     46,154,000.00             September 2010               0.00      3,349,524.67

  August 2007         70,862,295.42     46,154,000.00             October 2010                 0.00      2,854,426.31

  September 2007      67,502,170.73     46,154,000.00             November 2010                0.00      2,418,003.66

  October 2007        64,231,600.73     46,154,000.00             December 2010                0.00      2,038,930.04

  November 2007       61,049,116.57     46,154,000.00             January 2011                 0.00      1,715,908.80

  December 2007       57,953,273.52     46,154,000.00             February 2011                0.00      1,447,672.57

  January 2008        54,942,650.53     46,154,000.00             March 2011                   0.00      1,232,982.65

  February 2008       52,015,849.84     46,154,000.00             April 2011                   0.00      1,070,628.34

  March 2008          49,171,496.64     46,154,000.00             May 2011                     0.00        959,426.34

  April 2008          46,408,238.66     46,154,000.00             June 2011                    0.00        898,220.07

  May 2008            43,724,745.81     46,154,000.00             July 2011                    0.00        889,533.99

  June 2008           41,119,709.82     46,154,000.00             August 2011                  0.00        888,830.18

  July 2008           38,591,843.87     46,154,000.00             September 2011               0.00        888,126.38

  August 2008         36,139,882.24     45,501,990.12             October 2011                 0.00        887,422.58

  September 2008      33,762,580.00     42,261,730.78             November 2011                0.00        886,718.78

  October 2008        31,458,712.59     39,142,215.82             December 2011                0.00        886,014.99

  November 2008       29,227,075.59     36,140,715.17             January 2012                 0.00        885,311.20

  December 2008       27,066,484.29     33,254,560.51             February 2012                0.00        884,607.41

  January 2009        24,975,773.43     30,481,143.83             March 2012                   0.00        883,903.62

  February 2009       22,953,796.87     27,817,916.12             April 2012                   0.00        883,199.84

  March 2009          20,999,427.25     25,262,385.97             May 2012                     0.00        882,496.06

  April 2009          19,111,555.70     22,812,118.32             June 2012                    0.00        881,792.28

  May 2009            17,289,091.57     20,767,257.73             July 2012                    0.00        453,520.30

  June 2009           15,530,962.05     18,819,533.36             August 2012 and
                                                                  thereafter                   0.00              0.00
  July 2009           13,836,111.97     17,262,433.38
